                                                          Exhibit 99.1
[LOGO]AEHR TEST SYSTEMS

FOR IMMEDIATE RELEASE
---------------------


Contact:

Erin Cox
Financial Relations Board for Aehr Test Systems
Investor/Analyst Contact
(310) 854-8319


                     AEHR TEST SYSTEMS REPORTS FOURTH QUARTER
                            AND FISCAL 2006 RESULTS

FREMONT, CA (July 19, 2006) - Aehr Test Systems (Nasdaq: AEHR), a leading supplier of semiconductor test and burn-in equipment, today announced financial results for the fourth quarter of fiscal 2006 ended May 31, 2006.

Net sales were $7.0 million in the fourth quarter of fiscal 2006, an increase of 115% from $3.3 million in the fourth quarter of fiscal 2005. The Company reported net income of $528,000, or $0.07 per diluted share, in the fourth quarter of fiscal 2006, compared with a net loss of $1.7 million, or $0.23 per diluted share, in the fourth quarter of fiscal 2005.

"Our strong momentum continued in the fourth quarter as we achieved another significant year-over-year increase in revenue and our third consecutive quarter of profitability," said Rhea Posedel, chairman and chief executive officer of Aehr Test Systems. "We saw increasing demand in fiscal 2006 for both our MTX-Fp+ parallel test systems, driven by the growing flash memory market, and our MAX burn-in systems. The Company's order backlog, net of cancellations, at the end of fiscal 2006 was $12.5 million, up from $4.9 million at year-end fiscal 2005.

"Importantly, we completed the final development milestone of our new FOX-1 full wafer parallel tester, and the leading IC manufacturer with whom we've been working on this project accepted the milestone in June. Based on the benchmarked performance of the FOX-1 tester, we believe it can significantly improve throughput and reduce test costs. We expect to ship our first FOX-1 tester in the second quarter of fiscal 2007, and we believe it will be a key driver of our growth in the next few years," said Posedel.

Net sales were $23.8 million for the full fiscal year 2006, compared with $16.1 million for fiscal year 2005. Net income for the year ended May 31, 2006 was $810,000, or $0.11 per diluted share, compared with a net loss of $4.9 million, or $0.66 per diluted share, in the prior fiscal year.


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
Aehr Test Systems Reports Fourth Quarter and Fiscal 2006 Results
July 19, 2006
Page 2 of 4

At May 31, 2006, cash and cash equivalents, short-term investments and long-term investments were $11.0 million. Aehr Test ended fiscal 2006 with no outstanding debt and shareholders' equity of $18.8 million, or $2.47 per share outstanding, at May 31, 2006.

"We expect first quarter fiscal 2007 net sales to be similar to the level we saw in the fourth quarter of fiscal 2006," said Gary Larson, vice president and chief financial officer of Aehr Test Systems. "Due to gross margin improvement, we also expect net income, excluding stock option expense, to be higher than the fourth quarter 2006 level. Beginning in fiscal 2007, we will start recognizing stock option expense, which we expect to range between $150,000 and $200,000 in the first quarter of fiscal 2007."


MANAGEMENT CONFERENCE CALL
Management of Aehr Test will host a conference call and webcast today, July 19, 2006 at 5:00 p.m. Eastern (2:00 p.m. Pacific) to discuss the Company's fourth quarter and fiscal 2006 operating results. The conference call will be accessible live via the internet at www.aehr.com. Please go to the website at least 15 minutes before start time to register, download and install any necessary audio software. A replay of the webcast will be available at www.aehr.com for 90 days.

ABOUT AEHR TEST SYSTEMS
Headquartered in Fremont, California, Aehr Test Systems is a leading worldwide provider of systems for burning-in and testing DRAMs, Flash, and other memory and logic integrated circuits and has an installed base of more than 2,500 systems worldwide. Aehr Test has developed and introduced several innovative products, including the FOX, MTX and MAX systems, and the DiePakR carrier. The FOX system is a full wafer contact test and burn-in system.
The MTX system is a massively parallel test system designed to reduce the cost of memory testing by performing both test and burn-in on thousands of devices simultaneously. The MAX system can effectively burn-in and functionally test complex devices, such as digital signal processors, microprocessors, microcontrollers and systems-on-a-chip. The DiePak carrier is a reusable, temporary package that enables IC manufacturers to perform cost-effective final test and burn-in of bare die. For more information, please visit the Company's website at www.aehr.com.

SAFE HARBOR STATEMENT
This release contains forward-looking statements that involve risks and uncertainties relating to projections regarding customer demand and acceptance of Aehr Test's products. Actual results may vary from projected results. These risks and uncertainties include without limitation, economic conditions in Asia and elsewhere, world events, conversion of quote activity to purchase orders and acceptance by customers of Aehr Test's technologies, acceptance by customers of the systems shipped upon receipt of a purchase order and the ability of new products to meet customer needs or perform as described, and the Company's development and manufacture of a commercially successful wafer-level test and burn-in system. See Aehr Test's recent 10-K and 10-Q reports and other reports from time to time filed with the Securities and Exchange Commission (SEC) for a more detailed description of the risks facing our business. The Company disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.


                         {Financial Tables to Follow}

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
Aehr Test Systems Reports Fourth Quarter and Fiscal 2006 Results
July 19, 2006
Page 3 of 4

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                      (Unaudited)

                                                 Three Months Ended             Year Ended
                                                       May 31,                    May 31,
                                             ------------------------- -------------------------
                                                  2006         2005         2006         2005
                                             ------------ ------------ ------------ ------------
Net sales...................................      $ 7,019       $3,270      $23,801      $16,080
Cost of sales...............................        3,814        2,366       13,165       11,817
                                             ------------ ------------ ------------ ------------
Gross profit................................        3,205          904       10,636        4,263
                                             ------------ ------------ ------------ ------------
Operating expenses:
  Selling, general and administrative.......        1,520        1,403        5,842        5,215
  Research and development..................        1,284        1,138        4,339        4,023
                                             ------------ ------------ ------------ ------------
    Total operating expenses................        2,804        2,541       10,181        9,238
                                             ------------ ------------ ------------ ------------
    Income (loss) from operations...........          401       (1,637)         455       (4,975)

Interest income.............................           98           58          255          155
Other income (expense), net.................          (37)        (123)          79           86
                                             ------------ ------------ ------------ ------------
    Income (loss) before income taxes.......          462       (1,702)         789       (4,734)

Income tax expense (benefit)................          (66)          24          (21)         136
                                             ------------ ------------ ------------ ------------
    Net income (loss).......................      $   528     $ (1,726)     $   810      $(4,870)
                                             ============ ============ ============ ============

Net income (loss) per share
    Basic...................................      $  0.07      $ (0.23)     $  0.11      $ (0.66)
    Diluted.................................      $  0.07      $ (0.23)     $  0.11      $ (0.66)

Shares used in per share calculations:
    Basic...................................        7,574        7,450        7,515        7,420
    Diluted.................................        7,859        7,450        7,605        7,420


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
Aehr Test Systems Reports Fourth Quarter and Fiscal 2006 Results
July 19, 2006
Page 4 of 4

                           AEHR TEST SYSTEMS AND SUBSIDIARIES
                          CONDENSED CONSOLIDATED BALANCE SHEETS
                          (in thousands, except per share data)
                                      (Unaudited)

                                                              May 31,        May 31,
                                                               2006           2005
                                                           -----------    -----------
ASSETS
Current assets:
  Cash and cash equivalents ..........................         $ 9,405        $ 4,952
  Short-term investments .............................           1,600          3,813
  Accounts receivable.................................           4,531          2,537
  Inventories ........................................           7,242          7,140
  Prepaid expenses and other .........................             357            585
                                                           -----------    -----------
      Total current assets ...........................          23,135         19,027

Property and equipment, net ..........................             959          1,232
Long-term investments ................................              --            409
Goodwill .............................................             274            274
Other assets, net ....................................             525            527
                                                           -----------    -----------
      Total assets ...................................         $24,893        $21,469
                                                           ===========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable ...................................         $ 1,130        $ 1,050
  Accrued expenses ...................................           2,347          1,943
  Deferred revenue ...................................           2,335            692
                                                           -----------    -----------
      Total current liabilities ......................           5,812          3,685

Deferred lease commitment ............................             264            332
                                                           -----------    -----------
      Total liabilities ..............................           6,076          4,017
                                                           -----------    -----------
Shareholders' equity:
  Common stock, $0.01 par value outstanding:
    7,630 and 7,482 shares at May 31, 2006
    and May 31, 2005, respectively....................              76             75
  Additional paid-in capital .........................          38,081         37,568
  Accumulated other comprehensive income..............           1,291          1,250
  Accumulated deficit ................................         (20,631)       (21,441)
                                                           -----------    -----------
      Total shareholders' equity .....................          18,817         17,452
                                                           -----------    -----------
      Total liabilities and shareholders' equity .....         $24,893        $21,469
                                                           ===========    ===========

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